UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – JULY 3, 2012

MOBILE INTEGRATED SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-53770	27-0156048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 502, 25 Adelaide Street East
Toronto, Ontario, Canada M5C 3A1
(Address of principal executive offices)

(416) 479-0880
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Murray Simser as Member of the Board

Effective as of July 3, 2012, Mr. Murray Simser, the President and Chief Executive Officer of Mobile Integrated Systems, Inc. (the “Company”) has been appointed as a Member of the Company’s Board of Directors (the “Board”).

Mr. Simser founded and operated tech companies in the cloud-based computing, mobile app and enterprise software spaces and was a key executive of several Silicon Valley start-ups.   Mr. Simser is the Founder and Chairman of Resmis Ventures, a privately held company that takes equity positions in early stage mobile technology companies. He is the President of Merchant World Services, a privately held company that offers mobile apps focused on personal safety and security.  Previously, Mr. Simser was Director of Worldwide Incubation for Microsoft Corporation, where he led an incubation team that worked on M&A deals, integration of bought assets and the globally related products, solutions and assets.  He co-founded the cloud-based CRM software company eAssist, funded by eighty million dollars in venture capital.  Mr. Simser also founded the business process offshore (BPO) company OSP that was responsible for least-cost shoring two hundred and fifty million dollars in corporate infrastructure.  He was the Vice President of business development at Wireless Services Corporation, a company that offers mobile messaging platforms to MNOs, where he helped raise multi-million dollar rounds of capital and developed channel and partner relationships.  Mr. Simser has also served as a manager at both Clearnet Communications, a fast growing wireless carrier, and at IDRC, an outsourcer.  Mr. Simser studied Economics at the University of Ottawa where he commits time supporting school fund raising activities.

Mr. Simser has previously entered into an employment agreement with the Company that remains effective, and the Company has granted options to Mr. Simser, which have been described in Item 5.02 of Form 8-K filed with the U.S. Securities & Exchange Commission on May 18, 2012, which is incorporated herein by reference thereto.

Resignation of Benjamin Chesir as Member of the Board

Effective as of July 12, 2012, Mr. Benjamin Chesir has resigned as a Member of the Board.   Mr. Chesir has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Resignation of James McGovern as Member of the Board

Effective as of July 12, 2012, Mr. James McGovern has resigned as a Member of the Board.   Mr. McGovern has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MOBILE INTEGRATED SYSTEMS, INC.

By:	/s/ Murray Simser
Name: Murray Simser
Title: Chief Executive Officer

Date:    July 19, 2012